Exhibit 99.2

UGI ENERGY SERVICES, LLC

AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended March 31, 2019 and 2018

(Unaudited)

UGI ENERGY SERVICES, LLC AND SUBSIDIARIES

UGI ENERGY SERVICES, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(unaudited)

(Thousands of dollars)

	March 31, 2019	March 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$51,511	$64,106
Restricted cash	3,598	8,982
Accounts receivable (less allowances for doubtful accounts of $ 1,242 and $ 1,342, respectively)	207,032	149,910
Inventories	14,077	14,953
Derivative instruments	11,159	4,408
Prepaid expenses and other current assets	4,694	3,749

Total current assets	292,071	246,108
Property, plant and equipment:
Gross property, plant and equipment	1,272,376	1,151,892
Accumulated depreciation	(230,099)	(187,870)

Net property, plant and equipment	1,042,277	964,022
Goodwill	11,919	5,583
Intangible assets, net	20,597	13,840
Derivative instruments	3,795	581
Investment in equity method investee	81,080	67,547
Other assets	23,964	28,972

Total assets	$1,475,703	$1,326,653

LIABILITIES AND EQUITY
Current liabilities:
Current capital lease obligations	$132	$126
Short-term borrowings	—	10,000
Accounts payable	168,072	100,427
Employee compensation and benefits accrued	10,862	10,349
Derivative instruments	4,050	8,130
Other current liabilities	47,206	60,045

Total current liabilities	230,322	189,077
Long-term capital lease obligations	269	401
Deferred income taxes	149,649	115,348
Derivative instruments	4,781	7,270
Other noncurrent liabilities	9,159	9,444

Total liabilities	394,180	321,540
Member’s equity	1,081,523	1,005,113

Total liabilities and equity	$1,475,703	$1,326,653

UGI ENERGY SERVICES, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(unaudited)

(Thousands of dollars)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
Revenues	$535,554	$556,864	$980,914	$873,108
Costs and expenses:
Cost of sales	435,230	408,833	802,002	652,420
Operating and administrative expenses	24,932	22,699	48,713	43,074
Depreciation and amortization	11,325	10,592	22,565	20,491
Other operating (income) expense, net	(471)	1,633	(944)	21

	471,016	443,757	872,336	716,006

Operating income	64,538	113,107	108,578	157,102
Income from equity method investee	1,610	2,367	3,081	2,019
Other non-operating income (expense), net	51	(18)	69	(1,097)
Interest expense	(488)	(713)	(941)	(1,635)

Income before income taxes	65,711	114,743	110,787	156,389
Income tax (expense) benefit	(18,035)	(33,296)	(30,073)	28,894

Net income and comprehensive income	$47,676	$81,447	$80,714	$185,283

UGI ENERGY SERVICES, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(Thousands of dollars)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$47,676	$81,447	$80,714	$185,283
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,325	10,592	22,565	20,491
Deferred income taxes, net	3,460	1,551	4,198	(79,106)
Changes in unrealized gains and losses on derivative instruments	(11,578)	(5,704)	(13,396)	5,387
Other, net	(2,937)	(2,548)	(2,136)	(4,372)
Net change in:
Accounts receivable	16,073	10,013	(95,042)	(69,788)
Inventories	8,637	4,912	10,763	7,589
Accounts payable	(35,115)	(12,228)	76,382	46,750
Other current assets	(571)	(2,193)	(568)	(1,366)
Other current liabilities	2,554	30,512	19,462	51,296

Net cash provided by operating activities	39,524	116,354	102,942	162,164

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for property, plant and equipment	(32,538)	(4,975)	(56,408)	(17,709)
Acquisitions of businesses and assets	(20,000)	—	(35,000)	(55,000)
Increase in equity method investments	(1,816)	(4,678)	(2,205)	(13,673)
Other	—	10	58	100

Net cash used by investing activities	(54,354)	(9,643)	(93,555)	(86,282)

CASH FLOWS FROM FINANCING ACTIVITIES:
Decrease in bank loans	(10,000)	(35,000)	—	—
Receivables Facility net repayments	—	(55,000)	(2,000)	(29,000)
Dividends paid	—	—	—	(2,000)
Other	(34)	(32)	(67)	(63)

Net cash used by financing activities	(10,034)	(90,032)	(2,067)	(31,063)

Cash, cash equivalents and restricted cash (decrease) increase	$(24,864)	$16,679	$7,320	$44,819

CASH, CASH EQUIVALENTS AND RESTRICTED CASH
Cash, cash equivalents and restricted cash at end of period	$55,109	$73,088	$55,109	$73,088
Cash, cash equivalents and restricted cash at beginning of period	79,973	56,409	47,789	28,269

Cash, cash equivalents and restricted cash (decrease) increase	$(24,864)	$16,679	$7,320	$44,819

5